Exhibit 99.2


Remarks delivered by Thomas O. Ryder, Chairman and Chief Executive Officer, to analysts and investors on January 26, 2005.



      Good morning and thank you for joining us.

      I am going to be brief today and turn much of the program over to Tom Gardner and Gary Rich who lead our International and QSP businesses.

      Overall, results for the second quarter came in somewhat better than we expected, with International having a strong quarter and QSP a weak one.

      EPS was ahead of last year and consolidated revenues and profits were somewhat better than expected.

      We reported earnings of $0.58 cents per share, versus earnings of $0.67 cents a year ago.

      If you back out accounting and restructuring items, earnings per share improved strongly versus a year ago. Much of that improvement was because of gains in other income and expense associated with the sale of non-strategic assets like our magazines Crafting Traditions in the United States and Moneywise in the United Kingdom, as well as lower taxes.

      Revenues were 798 million dollars, up from 796 million dollars last year, driven by an 11 percent improvement in revenues at RD International. That's up two percent if you exclude foreign exchange. This is the first time we have seen quarterly revenue growth in our International business in almost three years.

      We reported operating profits of 88 million dollars, versus profits of 114 million dollars last year. These numbers were about flat if we exclude special charges and deferred promotion impact.

      International profits improved by 18 million dollars over last year, or 75 percent.

      RD North America profits declined by 8 million dollars. But, profits improved by $3 million on an apples-to-apples basis.

      Consumer Business Services profits were down by 18 million dollars, the majority of that because of declines at QSP.

      The QSP business continues to face competitive issues in the marketplace that not only hurt revenues but created significant margin pressure as we invested to retain our existing business and increase our share of the fundraising market.

      After a slow start, trends at Books Are Fun improved significantly towards the end of the quarter, partially reversing earlier negative trends. Revenues and profits were slightly down for the quarter.

      We had free cash flow of 181 million dollars in the quarter. We combined that cash with the first payment from our Westchester real estate transaction and paid down 203 million dollars in debt. We also increased our cash balance by 21 million dollars.

      Let me give you more detail about what went on this quarter with North America and our Books Are Fun businesses. Gary and Tom will give you more details on their businesses.

      Revenues at RD North America were down $8 million, although most of that came as a result of eliminating telemarketing programs in our Young Families business. Reiman, Canada and USBHE all had a solid quarter with improving profits. The U.S. Magazine group had slightly lower profits as a result of planned lower circulation levels and soft newsstand sales. Advertising sales were slightly above the prior year quarter. This was a fair to good quarter for North America, and I like the outlook for the second half.

      Books Are Fun was down about 6% in revenue, driving profits down somewhat as well. Virtually all of the decline came as a result of fewer events being held. We held fewer events because several of our regional managers and some reps were hired away by a competitor. As the quarter went on, our hiring of new reps began to catch up with our losses and business began to improve. Over the last few weeks of the quarter, sales began to run ahead of last year for the first time this year, and we made up a lot of ground.

      Just before the end of the quarter, our new competitor, a company called Reader's Choice, announced they were folding, although we understand that individuals behind Reader's Choice might try to reopen under a different name. This feels like an attempt to dodge legal issues with us and their suppliers. Suffice it to say, we're watching this closely. Having said all that, the second half looks better for Books Are Fun.

      As we begin the second half of Fiscal 2005, our Company as a whole is slightly ahead of plan for the year. In fact, the second half looks favorable for all of our businesses.

      When I look back to a little over a year-and-a-half ago, we were in the midst of a major turnaround effort in our core business.

      International had launched a global turnaround initiative to stabilize the business and improve margins.

      RD North America had an unprofitable U.S. Books and Home Entertainment business that had been largely destroyed by the sweepstakes settlement.

      And, we were at the beginning phase of integrating the largest acquisition in our history, Reiman, into the fold. We had urgent work to do and we created a thoughtful two-year plan to guide us.

      We had three primary goals:
        -  To fix the core business and improve its profitability
        - To invest in new business initiatives to drive long-term revenue and profit growth
        - And, to pay back debt and increase our already strong free cash flows

      Our objective was to produce sustainable revenue and profit growth by the end of our 2005 Fiscal Year.

      We are now tracking to that plan.

      By year-end, we will have achieved double-digit profit growth in '04 and '05 for both North America and International, and we are optimistic about continued strength in '06. Each of these businesses have begun to demonstrate underlying revenue growth, which should continue as we slow down much of our business redesign and underperforming asset sales. I have to say, I think these businesses are stronger than at any time in the last three years. And, their turnaround has come faster and stronger than we expected.

      Books Are Fun and QSP are not. They both have underperformed as a result of significant competition which entered their field and attacked their business. This has hurt us in the short-term, but I really believe these businesses are getting fundamentally stronger as a result of hard, smart work now being done to deal with competition.

      Revenue growth is starting to show in the core business now, and I think it will continue as a result of new business investments we have made in the last couple of years. Let me take you through some of those at North America and Books Are Fun. Tom and Gary will do the same in their businesses.

      Reiman has been the primary engine for new product launches for the North American segment. There are a series of new magazines with different formats and different economic models, but all are doing well.

        - Our Canada: This magazine is stunningly successful. We expect paid circulation of over 200,000 by the end of the fiscal year and that is huge in a country 1/10 the size of the U.S.
        -  Backyard Living:  This U.S. magazine is also doing great.
           We expect to have over 900,000 subs by the end of the year. Not many magazines ever approach 1 million circulation, let alone in 18 months.
        - RD Specials: Although newsstand competition has increased, RD Specials continue to succeed in a very crowded newsstand marketplace. In fact, they are being regularly emulated now.
        - Reiman Holiday Classics Bookazine: Last year we had tremendous success with a holiday "bookazine", sold exclusively at Wal-Mart. This year we have expanded to additional retailers and sales doubled to 350,000 books sold at $10 each.
        - Cooking for 2: Reiman has just launched a brand new magazine, Cooking for 2. We expect it to expand the Taste of Home brand to a whole segment of new customers. And, this new magazine has tested better than any other Reiman product to the Reader's Digest customer base. A tremendously important strategic victory for us.
        - Family Handyman "New Homeowner": This is a partnership venture with a major real estate company in which a few million new homeowners in targeted demo areas receive special new homeowner's editions of The Family Handyman or Selecciones magazine. This project is nicely profitable.

      The North American business also has three major book programs of note:
        - Reiman's "Contest Winning Recipes": This is a new book annual and it already has more than 300,000 customers buying the book at $24 per year. Typically, these annuals grow their customer list for several years before leveling off.
        - USBHE's "Extraordinary Uses for Ordinary Things": This book had the most successful test we have seen at Reader's
           Digest in seven years. We have already sold 100,000 copies in its first month, and we expect it will be a major book for us in about every market in the world over the next three years. It sells in the U.S. for $30.
       - Young Children's Music Player: This is an audio version of our hugely successful "movie theater" series. We have already received orders for more than 400,000 copies since the fall. This concept should be a major best seller for us over the next few years with many potential content variations. It sells through mass marketers like Wal-Mart and Books Are Fun with a $25 list price.

      Books Are Fun is investing in three major areas. First, adding additional reps. We are building the capability to add reps at a rapid rate. Second, in new product lines. We are building our Bath & Beauty line, which we have had great success with, and broadening our art product to a Home Decor line. Finally, we are investing in hand-held scanners to improve inventory management and demand forecasting.

      The Company is now running at a very high success rate with new product development and I believe it will certainly help our revenue growth objective. In fact, I am pleased with the overall condition of our business. I certainly wish we were farther along with QSP and Books Are Fun, but I do think we are doing the right things with them and I know we have tremendous growth potential with each of those businesses.

      For the balance of the year, we believe the outlook is improving. I am increasingly confident with our guidance of 77 cents to 87 cents because I think the positive momentum in our core business will more than offset any residual downside in Consumer Business Services, if any.

      A final thought.....

      One of the defining things about this Company is that it is a very strong producer of cash. Even during transition years, even during the most difficult times in our turnaround, with the exception of only one year, Reader's Digest has produced strong cash flow. The outlook is even better now.

      Since the Reiman acquisition and the share recap, we have used almost all of our cash to repay debt.

      We are now at the point where we have more choices for how to improve shareholder value.

      Last week we increased our dividend from 20 cents to 40 cents annually.

      Based on our current ratios, we believe we have a further opportunity to reduce our cost of financing and achieve greater flexibility in our covenants.

      So, Mike Geltzeiler and I will be pursuing that opportunity in the next couple of months.

      We will keep you posted.

      Now, let's hear more about two very important businesses from the guys who run them. Gary, you first.

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